Exhibit 1.1

EXECUTION VERSION

MELCO RESORTS & ENTERTAINMENT LIMITED

UNDERWRITING AGREEMENT

UNDERWRITING AGREEMENT

May 8, 2017

Deutsche Bank Securities Inc. (“DB”)

60 Wall Street, 2nd Floor

New York, New York 10005

UBS Securities LLC (“UBS”)

1285 Avenue of the Americas

New York, New York 10019

Morgan Stanley & Co. LLC (“MS”)

1585 Broadway

New York, New York 10036

as Underwriters

Ladies and Gentlemen:

This underwriting agreement (this “Agreement”) relates to (i) the proposed sale by Melco Resorts & Entertainment Limited, a Cayman Islands corporation (the “Company”) of American Depositary Shares (“ADSs”), each representing three ordinary shares of the Company at par value US$0.01 per share (“Ordinary Shares”) to the underwriters named in Schedule A hereto (the “Underwriters”), acting severally and not jointly, on the terms set forth herein, in an aggregate amount of 15,769,248 ADSs (the “Offered ADSs”) to be offered to the public, (ii) the proposed sale by the Company of ADSs to UBS, in its capacity as an Underwriter, on the terms set forth herein, in an aggregate amount of 12,000,000 ADSs (the “Additional ADSs”) which UBS or its affiliates or agents propose to offer and sell from time to time pursuant to block sales, on the NASDAQ Global Select Market (the “NASDAQ”), in the over-the-counter market or in negotiated transactions, at market prices prevailing at the time of the sale or at negotiated prices, and (iii) the proposed sale by the Company of Ordinary Shares to the Underwriters, acting severally and not jointly, on the terms set forth herein, in an aggregate amount of 81,995,799 Ordinary Shares (the “Offered Shares”), which are being purchased by the Underwriters, as an agent for, or as principal for resale to, the Borrowers (as defined below), for delivery to Melco Leisure and Entertainment Group Limited to satisfy the Borrowers’ return obligations for ADSs borrowed under the terms of the Master Securities Loan Agreements between each of Deutsche Bank AG, London Branch, UBS AG, London Branch and Morgan Stanley & Co. International plc, respectively (collectively, the “Borrowers”) and Melco Leisure and Entertainment Group Limited dated December 15, 2016. For the avoidance of doubt, the Additional ADSs and the Offered Shares will not form a part of the public offering to be made by the Underwriters. The Offered ADSs, the Additional ADSs and the Offered Shares are hereinafter referred to as the “Offered Securities” and the proposed sale of the Offered Securities by the Company is hereinafter referred to as the “Offering”.

In connection with the Offering, the Company shall, simultaneously with the delivery of the Offered Securities and payment therefor as set forth in Section 2 hereof, repurchase (the “Share Repurchase”) from Crown Asia Investments Pty Ltd (“Crown”) a total of 165,303,544 Ordinary Shares pursuant to a share repurchase agreement, entered into prior to the execution of this Agreement, between Crown, Crown Resorts Limited (“Crown Resorts”) and the Company (the “Share Repurchase Agreement”), and as soon as practicable thereafter, update the register of members of the Company to record the Company as the registered holder of such Ordinary Shares and then cancel such Ordinary Shares.

The Offered ADSs and the Additional ADSs shall be evidenced by American Depositary Receipts (the “ADRs”) issued pursuant to an amended and restated deposit agreement, dated as of November 29, 2011 (the “Deposit Agreement”) among the Company, Deutsche Bank Trust Company Americas (the “Depositary”), and all owners and holders of ADSs issued thereunder. The Ordinary Shares represented by the Offered ADSs and the Additional ADSs, together with the Offered Shares, are hereinafter referred to as the “Shares.” Each reference to the Offered ADSs, the Additional ADSs or the ADSs herein, unless the context otherwise requires, also includes references to the Ordinary Shares underlying such ADSs. The Ordinary Shares, the Offered Securities and the ADSs are described in the Prospectus referred to below.

The Company has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-3 (File No. 333-215100) under the Act, including a prospectus, relating to the Offered Securities, which registration statement incorporates by reference documents which the Company has filed or submitted, or will file or submit, in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). Such registration statement has become effective under the Act.

Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the respective Underwriters (the “Effective Time”), including (i) all documents filed or submitted as a part thereof or incorporated or deemed to be incorporated by reference therein, (ii) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B or 430C under the Act, to be part of the registration statement at the Effective Time, and (iii) any registration statement filed to register the offer and sale of Offered Securities pursuant to Rule 462(b) under the Act.

The Company has furnished to you, for use by the Underwriters and by dealers in connection with the offering of the Offered Securities, copies of one or more preliminary prospectus supplements, and the documents incorporated by reference therein, relating to the Offered Securities. Except where the context otherwise requires, “Pre-Pricing Prospectus,” as used herein, means each such preliminary prospectus supplement, in the form so furnished, including any basic prospectus (whether or not in preliminary form) furnished to you by the Company and attached to or used with such preliminary prospectus supplement. Except where the context otherwise requires, “Basic Prospectus,” as used herein, means any such basic prospectus and any basic prospectus furnished to you by the Company and attached to or used with the Prospectus Supplement (as defined below).

Except where the context otherwise requires, “Prospectus Supplement,” as used herein, means the final prospectus supplement, relating to the Offered Securities, filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof and that is also a day on which the Commission is open for business (or such earlier time as may be required under the Act) in the form furnished by the Company to you for use by the Underwriters and by dealers in connection with the offering of the Offered Securities.

Except where the context otherwise requires, “Prospectus,” as used herein, means the Prospectus Supplement together with the Basic Prospectus attached to or used with the Prospectus Supplement.

The Company has prepared and filed with the Commission under the Act a registration statement on Form F-6 (File No. 333-139159). As used in this Agreement, “F-6 Registration Statement” means such registration statement on Form F-6, as amended at the time it became effective under the Act, including all exhibits thereto.

“Permitted Free Writing Prospectuses,” as used herein, means the documents listed on Schedule B attached hereto under the heading “Permitted Free Writing Prospectuses” and each “road show” (as defined in Rule 433 under the Act), if any, related to the offering of the Offered Securities contemplated hereby that is a “written communication” (as defined in Rule 405 under the Act). The Underwriters have not offered or sold and will not offer or sell, without the Company’s consent, any Offered Securities by means of any “free writing prospectus” (as defined in Rule 405 under the Act) that is required to be filed by the Underwriters with the Commission pursuant to Rule 433 under the Act, other than a Permitted Free Writing Prospectus.

“Covered Free Writing Prospectuses,” as used herein, means (i) each “issuer free writing prospectus” (as defined in Rule 433(h)(1) under the Act), if any, relating to the Offered Securities, which is not a Permitted Free Writing Prospectus and (ii) each Permitted Free Writing Prospectus.

“Disclosure Package,” as used herein, means, collectively, the pricing information set forth on Schedule B attached hereto under the heading “Pricing Information Provided Orally by Underwriters,” the Pre-Pricing Prospectus immediately prior to the Applicable Time and all Permitted Free Writing Prospectuses issued at or prior to the Applicable Time, if any, considered together. “Applicable Time”, as used herein, means 6:00 A.M., New York City time, on May 8, 2017.

Any reference herein to the Registration Statement, any Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed or submitted as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the filing or submission of any document under the Exchange Act on or after the initial effective date of the Registration Statement, or the date of such Basic Prospectus, such Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference.

As used in this Agreement, “business day” shall mean a day on which NASDAQ is open for trading. The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement. The term “or,” as used herein, is not exclusive.

The Company and the Underwriters agree as follows:

1. Sale and Purchase. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Company (i) the respective number of Offered ADSs set forth opposite the name of such Underwriter in Schedule A annexed hereto under the heading “Number of Offered ADSs”, subject to adjustment in accordance with Section 11 hereof, at the purchase price per Offered ADS set forth in Schedule B hereto and (ii) the respective number of Offered Shares set forth opposite the name of such Underwriter in Schedule A annexed hereto under the heading “Number of Offered Shares”, subject to adjustment in accordance with Section 11 hereof, at the purchase price per Offered Share set forth in Schedule B hereto. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company also agrees to sell to UBS, in its capacity as an Underwriter, and UBS, in its capacity as an Underwriter, agrees to purchase from the Company the number of Additional ADSs set forth opposite its name in Schedule A annexed hereto under the heading “Number of Additional ADSs” at the purchase price per Additional ADSs set forth in Schedule B hereto which UBS or its affiliates or agents propose to offer for further resale pursuant to Section 6 herein. The Company is advised by you that the Underwriters intend to make a public offering of their respective portions of the Offered ADSs as soon after this Agreement has become effective upon the terms set forth in the Prospectus. You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine. For the avoidance of doubt, the Additional ADSs and the Offered Shares will not form a part of such public offering to be made by the Underwriters.

2. Payment and Delivery. Delivery of the Offered ADSs and the Additional ADSs shall be made by or on behalf of the Company through the facilities of The Depository Trust Company (“DTC”) for the account of the Underwriters and UBS, as applicable, against receipt of the purchase price (if an account at Deutsche Bank AG, New York Branch, is designated for this purpose prior to the Closing) or confirmation of the wiring of the purchase price by federal funds wire transfer (if the designated account is not at Deutsche Bank AG, New York Branch) to an account specified to the Underwriters and UBS, as applicable, at least 48 hours prior to the time of such delivery. Such wiring and delivery shall be made at 8:00 A.M., New York City time, on May 15, 2017 (unless another time shall be agreed to by the Company and the Underwriters or unless postponed in accordance with the provisions of Section 11 hereof; provided that such date is a business day and a day on which commercial banks in the United States, Australia and the Cayman Islands are not legally obliged or authorized to close).

Delivery of the Offered Shares shall be made by or on behalf of the Company through the facilities of Computershare, as transfer agent with respect to the Ordinary Shares, for the account of the Underwriters or as otherwise directed or instructed by the Underwriters, against receipt of the purchase price (if an account at Deutsche Bank AG, New York Branch, is designated for this purpose prior to the Closing) or confirmation of the wiring of the purchase price by federal funds wire transfer (if the designated account is not at Deutsche Bank AG, New York Branch) to an account specified to the Underwriters at least 48 hours prior to the time of such delivery. Such wiring and delivery shall be made at 8:00 A.M., New York City time, on May 15, 2017 (unless another time shall be agreed to by the Company and the Underwriters or unless postponed in accordance with the provisions of Section 11 hereof; provided that such date is a business day and a day on which commercial banks in the United States, Australia and the Cayman Islands are not legally obliged or authorized to close).

The time at which such payment and delivery are to be made is hereinafter sometimes called the “time of purchase.”

Deliveries of the documents described in Section 9 hereof with respect to the purchase of the Offered Securities shall be made at the offices of White & Case, 9th Floor, Central Tower, 28 Queen’s Road Central, Hong Kong, at 7:00 A.M., New York City time, on the date of the closing of the purchase of the Offered Securities.

3. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

(a) the Registration Statement has heretofore become effective under the Act or, with respect to any registration statement to be filed to register the offer and sale of the Offered Securities pursuant to Rule 462(b) under the Act, will be filed with the Commission and become effective under the Act no later than 10:00 P.M., New York City time, on the date of determination of the public offering price for the Offered ADSs; the Offered Securities have been or will be duly registered under the Act pursuant to the Registration Statement; as of the date hereof and as of each Additional Sales Time, no stop order of the Commission preventing or suspending the use of any Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus, or the effectiveness of the Registration Statement, has been or will have been issued, and no proceedings for such purpose have been instituted or, to the Company’s knowledge, are contemplated by the Commission; “Additional Sales Time” as used herein, means (i) each time UBS sells the Additional ADSs to the public, (ii) each time such sales by UBS of the Additional ADSs are settled, and (iii) each time a Prospectus relating to the Additional ADSs is required to be delivered;

(b) the Registration Statement complied when it became effective, complies as of the date hereof and, as amended or supplemented, at the time of purchase, at each Additional Sales Time and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of the Offered Securities, will comply, in all material respects, with the requirements of the Act; the conditions to the use of Form F-3 in connection with the offering and sale of the Offered Securities as contemplated hereby have been satisfied; as of the date hereof and as of each Additional Sales Time, the Registration Statement meets and will meet, and the offering and sale of the Offered Securities as contemplated hereby complies and will comply with, the requirements of Rule 415 under the Act; the Registration Statement did not, as of the Effective Time and as of each Additional Sales Time, will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; each Pre-Pricing Prospectus complied, at the time it was filed with the Commission, and complies as of the date hereof and will comply, as of each Additional Sales Time, in all material respects, with the requirements of the Act; the Disclosure Package, as of the Applicable Time, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each of the Prospectus Supplement and the Prospectus will comply, as of the date that it is filed with the Commission, the date of the Prospectus Supplement, the time of purchase, each Additional Sales Time and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Offered Securities, in all material respects, with the requirements of the Act (including, without limitation, Section 10(a) of the Act); at no time during the period that begins on the earlier of the date of the Prospectus Supplement and the date the Prospectus Supplement is filed with the Commission and ends at the later of the time of purchase, and the end of the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Offered Securities did or will the Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statement contained in the Registration Statement, the Disclosure Package or the Prospectus (i) made in reliance upon and in conformity with information concerning an Underwriter and furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Registration Statement, the Disclosure Package or the Prospectus, or (ii) constituting other information, as set forth on Exhibit C hereto (“Other Information”); each Incorporated Document, at the time such document was filed or submitted, or will be filed or submitted, with the Commission or at the time such document became or becomes effective, as applicable, complied or will comply, in all material respects, with the requirements of the Exchange Act and did not or will not, as applicable, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(c) the F-6 Registration Statement has been declared effective by the Commission. No order suspending the effectiveness of the F-6 Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Act against the Company or related to the offering of the Offered Securities has been initiated or, to the knowledge of the Company, threatened by the Commission; as of the applicable effective date of the F-6 Registration Statement and any post-effective amendment thereto, the F-6 Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading;

(d) prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Offered Securities by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Offered Securities, in each case other than the Pre-Pricing Prospectuses and the Permitted Free Writing Prospectuses, if any; the Company has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rule 163 or with Rules 164 and 433 under the Act; assuming that such Permitted Free Writing Prospectus is accompanied or preceded by the most recent Pre-Pricing Prospectus or the Prospectus, as the case may be, and that such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Act, filed with the Commission), the sending or giving, by any Underwriter, of any Permitted Free Writing Prospectus will satisfy the provisions of Rule 164 and Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164); the conditions set forth in one or more of subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Act are satisfied, and the registration statement relating to the offering of the Offered Securities contemplated hereby, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 430A, Rule 430B, Rule 433 or Rule 431 under the Act, satisfies the requirements of Section 10 of the Act; neither the Company nor the Underwriters are disqualified, by reason of subsection (f) or (g) of Rule 164 under the Act, from using, in connection with the offer and sale of the Offered Securities, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act; the Company is not an “ineligible issuer” (as defined in Rule 405 under the Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Offered Securities contemplated by the Registration Statement, without taking into account any determination by the Commission pursuant to Rule 405 under the Act that it is not necessary under the circumstances that the Company be considered an “ineligible issuer”; the parties hereto agree and understand that the content of any and all “road shows” (as defined in Rule 433 under the Act), related to the offering of the Offered Securities contemplated hereby is solely the property of the Company;

(e) the Company and each of its subsidiaries (each a “Subsidiary” and together the “Subsidiaries”) has been duly incorporated and is existing and (where such concept is applicable) in good standing under the laws of the jurisdiction of its incorporation or establishment, with power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus and to enter into, execute and perform its obligations under this Agreement and the Deposit Agreement, and is duly qualified to do business as a foreign corporation (where such concept is applicable) in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified in such jurisdiction would not, individually or collectively, have a material adverse effect on the condition (financial or otherwise), business, properties, business prospects or results of operations of the Company and its Subsidiaries taken as a whole or the performance of the Company’s obligations under this Agreement or under the Deposit Agreement (a “Material Adverse Effect”); the Company owns all of the issued and outstanding share capital of each of the Subsidiaries in the amount and as set forth in the Registration Statement, the Disclosure Package and the Prospectus; other than the share capital of the Subsidiaries, the Company does not own, directly or indirectly, any shares or any other equity interests or long-term debt securities of any corporation, firm, partnership, joint venture, association or other entity; a “significant subsidiary” of the Company is a Subsidiary of the Company (i) after excluding intercompany charges, whose revenue is at least 5% of the consolidated revenue of the Company and its Subsidiaries for twelve months ended December 31, 2016, or (ii) after excluding intercompany balances, whose total assets are at least 10% of the consolidated total assets of the Company and its Subsidiaries as of December 31, 2016. The “significant subsidiaries” of the Company are set forth in Schedule C hereto.

(f) as of the date of this Agreement, the Company has an authorized and outstanding capitalization as set forth in the sections of the Registration Statement, the Disclosure Package and the Prospectus entitled “Description of Share Capital” (and any similar sections or information, if any, contained in any Permitted Free Writing Prospectus), and, as of the time of purchase, the Company shall have an authorized and outstanding capitalization as set forth in the sections of the Registration Statement, the Disclosure Package and the Prospectus entitled “Description of Share Capital” (and any similar sections or information, if any, contained in any Permitted Free Writing Prospectus) (subject, in each case, to the issuance of shares upon exercise of share options disclosed in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus); all of the issued and outstanding shares of the Company (including the Ordinary Shares represented by the ADSs) and each of the Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all applicable securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right; the ADSs are duly listed and admitted and authorized for trading on NASDAQ;

(g) the Offered Securities have been duly and validly authorized and (A) (i) upon delivery by the Depositary of the Offered ADSs and the Additional ADSs against deposit of the Ordinary Shares in respect thereof in accordance with the provisions of the Deposit Agreement, and (ii) upon issuance and delivery by the Company of the Offered Shares, in each case, and (B) upon payment by the Underwriters for the Offered Securities evidenced thereby in accordance with the provisions of this Agreement, such Offered Securities will be duly and validly issued fully paid and non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights and the Underwriters will acquire valid and marketable title to such Offered Securities free and clear of any claim, lien, encumbrance, security interest, community property right or other defect in title; the Offered Securities conform in all material respects to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus; except as described in the Registration Statement, the Disclosure Package and the Prospectus, there are no limitations on the rights of holders of Ordinary Shares, ADSs or ADRs evidencing the ADSs to hold or vote or transfer their respective securities (except for limitations under securities laws applicable to control securities);

(h) this Agreement has been duly and validly authorized, executed and delivered by the Company;

(i) the Deposit Agreement has been duly executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability and upon due issuance by the Depositary of ADRs evidencing the Offered ADSs and the Additional ADSs against the deposit of Ordinary Shares in respect thereof in accordance with the provisions of the Deposit Agreement, the holders of Offered ADSs and the Additional ADSs will be entitled subject to the terms and provisions of the Deposit Agreement to all the rights specified in the ADRs and in the Deposit Agreement;

(j) the Deposit Agreement conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; other than as provided for in the registration rights agreement by and among the Company, Melco Leisure and Entertainment Group Limited (“Melco Leisure”) and Crown dated December 11, 2006, as amended on February 9, 2017 and as may be further amended from time to time (the “Registration Rights Agreement”), no person has the right, contractual or otherwise, to cause the Company or any of its Subsidiaries to include Ordinary Shares or ADSs with the sale of Offered Securities hereunder; the Company has not received any request from Melco Leisure to register Ordinary Shares in this offering in accordance with Registration Rights Agreement;

(k) no consent, approval, or order of, clearance by, or filing or registration with, any person (including any governmental agency or body or any court or any stock exchange), or approval of the shareholders of the Company, is required to be obtained or made by the Company or any of its Subsidiaries in connection with the issuance and sale of the Offered Securities pursuant hereto, the Share Repurchase or the consummation of the other transactions contemplated hereby, except (A) such as have been obtained and made under the Act or the rules and regulations thereunder by the blue sky or similar laws of any jurisdiction in connection with the offer and sale of the Offered Securities by the Underwriters in the manner contemplated in the Registration Statement, the Disclosure Package and the Prospectus and (B) such as have already been obtained or as may be required by the Financial Industry Regulatory Authority Inc. (“FINRA”);

(l) except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company and its Subsidiaries have good and marketable title to all real property and all other property and assets owned by them as are necessary to the conduct of their respective businesses in the manner described in the Registration Statement, the Disclosure Package and the Prospectus, in each case free from liens, charges, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them, and the Company and its Subsidiaries hold any leased real or personal property under valid and enforceable leases with no terms or provisions that would materially interfere with the use made or to be made thereof by them and except for such liens, encumbrances, charges, defects, claims, options or restrictions which, individually or in the aggregate, would not have a Material Adverse Effect;

(m) neither the Company nor any of its Subsidiaries is (A) in violation of its respective constitutional documents, (B) in default of the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it may be bound, or to which any of the properties or assets of the Company or any of its Subsidiaries may be subject (and no event has occurred which, with the giving of notices or lapse of time or both, would constitute such default) or (C) in violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such Subsidiary or any of its properties, as applicable, except, in the case of (B) and (C) only, any defaults or violations which, individually and collectively, would not have a Material Adverse Effect;

(n) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, the issuance and sale of the Offered Securities (including the deposit of any Ordinary Shares underlying the Offered ADSs and the Additional ADSs with the Depositary and the issuance of the ADRs evidencing the Offered ADSs and the Additional ADSs) and the Share Repurchase do not and will not result (to the actual knowledge of the Company with respect to the transactions described or contemplated by Other Information) in (A) a violation of the respective constitutional documents of the Company or any of its Subsidiaries, (B) a violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its Subsidiaries or any of their properties, or (C) a violation of any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, except in the case of (B) and (C) above, where any such violation, contravention or default would not, individually or in the aggregate, have a Material Adverse Effect;

(o) except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or could reasonably be expected to be a party or to which any property of the Company or any of its subsidiaries is or could reasonably be expected to be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; no such investigations, actions, suits or proceedings are to the knowledge of the Company, threatened or contemplated by any governmental or regulatory authority or, to the knowledge of the Company, threatened by others; and (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Act to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so described in the Registration Statement, the Pricing Disclosure Package or the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package or the Prospectus;

(p) the Company and its Subsidiaries possess, and are in compliance with the terms of, all adequate licenses, certificates, authorizations, and franchise permits (collectively, “Licenses”) issued by appropriate governmental agencies or bodies necessary or material to the conduct of the business now operated by them or proposed in the Registration Statement, the Disclosure Package and the Prospectus to be conducted by them, except for such non-compliance that would not, individually or in the aggregate, have a Material Adverse Effect and have not received any notice of proceedings relating to the revocation or modification of any License that, if determined adversely to the Company or any of its Subsidiaries would, individually or in the aggregate, have a Material Adverse Effect;

(q) except as would not have a Material Adverse Effect, no labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company or any of its Subsidiaries, is imminent;

(r) the Company and its Subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated or proposed to be operated by them or presently employed or proposed to be employed by them, and if such business is described in the Registration Statement, the Disclosure Package and the Prospectus, as described in the Registration Statement, the Disclosure Package and the Prospectus. Neither the Company nor any of its Subsidiaries has received any notice or communication of infringement of or conflict with asserted rights of others with respect to any intellectual property rights of others that, if determined adversely to the Company or any of its Subsidiaries would, individually or in the aggregate, have a Material Adverse Effect;

(s) the statements set forth (i) in the Prospectus under the sections headed “Description of Share Capital,” “Description of American Depositary Shares” and “Prospectus Supplement Summary,” insofar as they purport to constitute a summary of the provisions of the laws and documents referred to therein, and (ii) under the sections in the Prospectus Supplement headed “Risk Factors,” “Taxation” and “Enforceability of Civil Liabilities” and in the Company’s most recent Annual Report on Form 20-F headed “Item 3. Key Information, D. Risk Factors,” “Item 4. Information on the Company, B. Business Overview,” “Item 6. Directors, Senior Management and Employees, C. Board Practices”, and “Item 10. Additional Information, E. Taxation.” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and fair in all material respects;

(t) neither the Company nor any of its Subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances or relating to the safety of employees in the workplace (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any civil, criminal or administrative action, suit, claim, hearing, notice of violation, investigation or proceeding (“Proceeding”) relating to any environmental laws, which violation, contamination, liability or Proceeding would, individually or in the aggregate, have a Material Adverse Effect; and neither the Company nor any of its Subsidiaries is aware of any pending hearing or investigation which would lead to such a claim;

(u) the Company and its Subsidiaries maintain insurance in such amounts and covering such risks as the Company and each subsidiary reasonably considers adequate for the conduct of its business and as is customary for companies engaged in similar businesses in similar industries and in similar locations, all of which insurance is in full force and effect. There are no material claims by the Company or any of its Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. Neither the Company nor any of its Subsidiaries has a reason to believe that it will not be able to renew its existing renewable insurance as and when such coverage expires or will not be able to obtain replacement insurance adequate for the conduct of the business and the value of its properties at a cost that would not have a Material Adverse Effect;

(v) any third-party statistical and market-related data included in the Registration Statement, Disclosure Package or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required;

(w) the audit committee of the Company is not reviewing or investigating, and neither the Company’s independent auditors nor their internal auditors have recommended that the audit committee review or investigate, adding to, deleting, changing the application of, or changing the Company’s disclosure in any material way with respect to, the Company’s material accounting policies;

(x) no taxes, imposts or duties of any nature (including, without limitation, stamp or other issuance or transfer taxes or duties and capital gains, income, withholding or other taxes) are payable by or on behalf of the Underwriters under the laws of the Cayman Islands, Hong Kong or the United States in connection with (A) the execution and delivery of this Agreement, (B) the deposit of any Ordinary Shares underlying the Offered ADSs and the Additional ADSs with the Depositary, (C) except as disclosed in the Registration Statement, Disclosure Package and the Prospectus under the heading “Taxation,” the purchase, resale and delivery of the Offered ADSs in the manner contemplated in the Registration Statement, Disclosure Package and the Prospectus, other than such taxes, imposts or duties relating to the net income of the Underwriters and (D) the execution and delivery of the Share Repurchase Agreement;

(y) each of the Company and its Subsidiaries has filed on a timely basis all necessary tax returns, reports and filings (except in any case in which the failure to file on a timely basis would not have a Material Adverse Effect), and all such returns, reports or filings are true, correct and complete in all material aspects, and, except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus or as would not have a Material Adverse Effect, are not the subject of any disputes with revenue or other authorities and to the Company’s knowledge there are no circumstances giving rise to, or which could give rise to, such disputes. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, none of the Company or its Subsidiaries is delinquent in the payment of any taxes due thereunder or has any knowledge of any tax deficiency which might be assessed against any of them, which, if so assessed, would have a Material Adverse Effect;

(z) Deloitte Touche Tohmatsu (“Deloitte”), whose report on the consolidated financial statements of the Company and the Subsidiaries is incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, are independent registered public accountants as required by the Act and by the rules of the Public Company Accounting Oversight Board;

(aa) the consolidated financial statements of the Company and its consolidated Subsidiaries, together with the applicable related notes present fairly the consolidated financial position of the Company and its consolidated Subsidiaries at the dates indicated and their consolidated statement of operations, stockholders’ equity and cash flows for the periods specified, and comply in all material respects with the applicable requirements of the Act and the Exchange Act. Such consolidated financial statements of the Company and its consolidated Subsidiaries have been prepared in conformity with generally accepted accounting principles applied on a consistent basis in the United States of America (“U.S. GAAP”) throughout the periods involved; the selected financial data and the summary financial information included in the Registration Statement, the Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement, the Disclosure Package and the Prospectus and the other financial information included in the Registration Statement, the Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its Subsidiaries and presents fairly the information shown thereby;

(bb) except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, since the date of the period covered by the latest financial statements included in the Registration Statement, the Disclosure Package and the Prospectus, neither the Company nor any of its Subsidiaries has (i) incurred, assumed or acquired any material liability (including contingent liability) or other material obligation, (ii) acquired or disposed of or agreed to acquire or dispose of any business or any other asset material to the Company and its Subsidiaries taken as a whole, (iii) entered into a letter of intent or memorandum of understanding (or announced an intention to do so) relating to any matter identified in clauses (i) and (ii) above, or (iv) sustained any material loss or interference with its business from fire, explosion or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, there has been no change, nor any development or event that would have a Material Adverse Effect; except as disclosed in or contemplated by the Registration Statement, the Disclosure Package and the Prospectus, since the date of the period covered by the latest financial statements included in the Registration Statement, the Disclosure Package and the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its authorized shares and there has been no material adverse change in the authorized shares, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and its Subsidiaries, taken as a whole;

(cc) the section entitled “Operating and Financial Review and Prospects” included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus accurately and fully describes (A) accounting policies which the Company believes are the most important in the portrayal of the financial condition and results of operations of the Company and its consolidated Subsidiaries and which require management’s most difficult, subjective or complex judgments (“critical accounting policies”); (B) judgments and uncertainties affecting the application of critical accounting policies; and (C) explanation of the likelihood that materially different amounts would be reported under different conditions or using different assumptions; the Company’s director and senior management have reviewed and agreed with the selection, application and disclosure of critical accounting policies; the section entitled “Operating and Financial Review and Prospects” included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus accurately and fairly describes (A) all material trends, demands, commitments, events, uncertainties and risks that the Company believes would materially affect liquidity and are reasonably likely to occur; and (B) all off-balance sheet arrangements that have or are reasonably likely to have a material current or future effect on the financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources of the Company and its Subsidiaries taken as a whole; except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, there are no outstanding guarantees or other contingent obligations of the Company or any Subsidiary that would have a Material Adverse Effect;

(dd) except as otherwise disclosed in the Registration Statement (including exhibits thereto), the Disclosure Package and the Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, (i) from paying any dividends to the Company, (ii) from making any other distribution on such subsidiary’s authorized shares, (iii) from repaying to the Company any loans or advances to such subsidiary from the Company or (iv) from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company;

(ee) the Company, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof, is not required to register as an investment company under the U.S. Investment Company Act of 1940, as amended (the “Investment Company Act”);

(ff) subject to the qualifications, limitations, exceptions and assumptions set forth in the Preliminary Prospectus and the Prospectus, the Company was not a passive foreign investment company (a “PFIC”), as defined in section 1297 of the Internal Revenue Code of 1986, as amended, for the taxable year ended December 31, 2016, and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof, does not anticipate being a PFIC for its current taxable year; no relationship, direct or indirect, exists between or among the Company or any of its Subsidiaries, on the one hand, and the directors, officers, shareholders, customers, suppliers or other affiliates of the Company or any of its Subsidiaries, on the other hand, that is required to be described in the Registration Statement, the Disclosure Package and the Prospectus that is not so described;

(gg) none of the Company or the Subsidiaries, their respective affiliates or any person acting on its or their behalf (other than Crown, Crown Resorts and any person acting on behalf of Crown or Crown Resorts (including but not limited to any directors of the Company nominated by Crown (other than to the extent acting in his or her capacity as director of the Company)), has taken or will take, directly or indirectly, any action for the purpose of stabilizing or manipulating the price of any security to facilitate the sale or resale of the Shares in violation of any applicable law, provided, however, that this provision shall not apply to any trading or stabilization activities conducted by the Underwriters, and provided further, however, that no representation is made in respect of Other Information;

(hh) the agreement of the Company to the choice of law provisions set forth in Section 15 of this Agreement will be recognized by the courts of the Cayman Islands and Hong Kong and are legal, valid and binding; the Company can sue and be sued in its own name under the laws of the Cayman Islands and Hong Kong; the irrevocable submission by the Company to the jurisdiction of a New York court and the appointment of Law Debenture Corporate Services Inc., 400 Madison Avenue, 4th Floor, New York, New York 10017, as its authorized agent for the purpose described in Section 16 of this Agreement is legal, valid and binding; service of process effected in the manner set forth in Section 16 of this Agreement will be effective to confer valid personal jurisdiction over the Company; and, except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, a judgment obtained in a New York court arising out of or in relation to the obligations of the Company under this Agreement would be enforceable against the Company in the courts of the Cayman Islands, without further review of the merits;

(ii) none of the Company, any of its Subsidiaries or any of their respective directors or officers, nor to the knowledge of the Company, any agent, employee or other person acting on behalf of and at the direction of the Company or any of its Subsidiaries has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity or made any direct or indirect unlawful payment to any government official or employee from corporate funds; except as it relates to Crown or any other directors nominated by Crown (other than to the extent acting in his or her capacity as director of the Company), none of the Company, its Subsidiaries and any of their respective officers, directors, supervisors or managers, and to the knowledge of the Company, their respective affiliates, agents or employees, has violated any applicable anti-bribery law, rule or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the United States Foreign Corrupt Practices Act or any other applicable law, rule or regulation of similar purpose and scope, or any amendment thereto (collectively, the “Anti-Bribery Laws”); the Company and its Subsidiaries have instituted and maintain policies and procedures designed to (a) ensure continued compliance with the Anti-Bribery Laws and (b) detect the violations of Anti-Bribery Laws;

(jj) except as it relates to Crown or any directors nominated by Crown (other than to the extent acting in his or her capacity as a director of the Company), each of the Company, its Subsidiaries and their respective officers, directors, supervisors, managers, and to the knowledge of the Company, each of their respective affiliates, agents or employees or other person acting on behalf, at the direction or in the interest of the Company or its Subsidiaries, has not violated, and the Company and its Subsidiaries operate and will continue to operate their businesses in compliance with any applicable anti-money laundering laws, including but not limited to, applicable federal, state, international, foreign or other applicable laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 U.S. Code sections 1956 and 1957, the U.S. Patriot Act, the U.S. Bank Secrecy Act, and international anti-money laundering principals or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended and as applicable, and any Executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any applicable orders or licenses issued thereunder (collectively, “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(kk) except as it relates to Crown or any directors nominated by Crown (other than to the extent acting in his or her capacity as a director of the Company), none of the Company, its Subsidiaries, and their respective officers, directors, supervisors, managers, nor to the knowledge of the Company, any affiliate, agent, or employee or other person acting on behalf, at the direction or in the interest of the Company or its Subsidiaries is a person that is a Sanction Target or domiciled or registered in or operating from a Sanctioned Country; none of the Company or any of its Subsidiaries has or intends to have any business operations or other dealings (a) in any Sanctioned Country, including the Crimean region in Ukraine, Cuba, Iran, Sudan, North Korea and Syria, (b) with any Specially Designated National (“SDN”) on OFAC’s SDN list or, to its knowledge, with a Sanction Target, and (c) involving commodities or services of a Sanctioned Country origin or shipped to, through, or from a Sanctioned Country, or on Sanctioned Country owned or registered vessels or aircraft, or finance or subsidize any of the foregoing exceeding 5% aggregated in comparison to the Company or any of its Subsidiaries’ total assets or revenues; the Company and its Subsidiaries have instituted and maintain policies and procedures designed to prevent sanctions violations (by such Company and its Subsidiaries and by persons associated with such Company and its Subsidiaries); none of the Company or its Subsidiaries knows or has reason to believe that any of them are or may become subject of sanctions-related investigations or juridical proceedings; for the past 5 years, the Company and its Subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions, and the Company will not, directly or indirectly, use the proceeds of the sale of the Offered Shares hereunder sold by it, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing or facilitating the activities of any person currently the subject of any U.S. sanctions administered by OFAC or in any other manner that will result in a violation of any U.S. sanctions administered by OFAC by any person (including any person participating in the Offering, whether as underwriter, advisor, investor or otherwise);

(ll) each “forward-looking statement” (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus has been made or reaffirmed by the Company with a reasonable basis and in good faith;

(mm) none of the Company nor any of its respective properties has any sovereign immunity from jurisdiction or suit of any court or from set-off or from any legal process or remedy (whether through service, notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the Cayman Islands;

(nn) there are (i) no liabilities of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and (ii) no existing situations or set of circumstances that would reasonably be expected to result in such a liability, other than (x) liabilities set forth in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus, or (y) other undisclosed liabilities which would not, individually or in the aggregate, have a Material Adverse Effect;

(oo) the Company is a “foreign private issuer” as defined in Rule 405 under the Act;

(pp) except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, each share option granted under any equity incentive plan of the Company or any Subsidiary (each, a “Stock Plan”) (i) was granted in compliance with applicable law and with the applicable Stock Plan(s), (ii) was duly approved by the board of directors (or a duly authorized committee thereof or an officer of the Company duly authorized by the board of directors or authorized committee thereof to make such grants) of the Company or such Subsidiary, as applicable, and (iii) has been properly accounted for in the Company’s financial statements in accordance with U.S. GAAP and disclosed in the Company’s filings with the Commission;

(qq) except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Company nor any Subsidiary has sent or received any communication regarding termination of, or intent not to renew, any of the material contracts or agreements referred to or described in any Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus, or referred to or described in, or filed as an exhibit to, the Registration Statement or any Incorporated Document, and no such termination or non-renewal has been threatened by the Company or any Subsidiary or, to the Company’s knowledge, any other party to any such contract or agreement;

(rr) the Company has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s independent registered public accountants and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies, if any, in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data; and (ii) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; all “significant deficiencies” and “material weaknesses” (as such terms are defined in Rule 1-02(a)(4) of Regulation S-X under the Act) of the Company, if any, have been identified to the Company’s independent registered public accountants and are disclosed in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus; since the date of the most recent evaluation of such disclosure controls and procedures and internal controls, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in each such certification are complete and correct; the Company, the Subsidiaries and the Company’s directors and officers are each in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission and NASDAQ promulgated thereunder;

(ss) the sale of the Offered Securities as contemplated hereby and the Share Repurchase will not cause any holder of any ADSs or shares, securities convertible into or exchangeable or exercisable for shares or options, warrants or other rights to purchase shares or any other securities of the Company to have any right to acquire any shares of preferred stock of the Company;

(tt) the Company has not received any notice from NASDAQ regarding the delisting of the ADSs from NASDAQ;

(uu) except pursuant to this Agreement, neither the Company nor any of the Subsidiaries has incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, the Share Repurchase or the Registration Statement;

(vv) except as it relates to Crown, Crown Resorts or any directors nominated by Crown (other than to the extent acting in his or her capacity as a director of the Company), to the Company’s knowledge, there are no affiliations or associations between (i) any member of FINRA and (ii) the Company or any of the Company’s officers, directors or 5% or greater security holders (other than Harris Associates L.P. and OppenheimerFunds, Inc., as to whom no representation, warranty or agreement is given) or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, except as disclosed in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus;

(ww) the interactive data in XBRL included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto;

(xx) except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no approvals are currently required in the Cayman Islands in order for the Company to pay dividends or other distributions declared by the Company to the Depositary or the holders of Shares; under current laws and regulations of the Cayman Islands and any political subdivision thereof, any amounts payable with respect to the Shares upon liquidation of the Company or upon redemption thereof and dividends and other distributions declared and payable on the share capital of the Company may be paid by the Company in United States dollars and freely transferred out of the Cayman Islands, and no such payments made to the Depositary or the holders thereof or therein who are non-residents of the Cayman Islands, as applicable, will be subject to income, withholding or other taxes under laws and regulations of the Cayman Islands or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in the Cayman Islands or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the Cayman Islands or any political subdivision or taxing authority thereof or therein;

(yy) the Share Repurchase Agreement has been duly executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability; and

(zz) the Company has not, will not, and will not permit any of its “affiliated purchasers” to, directly or indirectly, bid for, purchase, or attempt to induce any person to bid for or purchase a covered security during the restricted period applicable to the transactions contemplated hereby, each within the meaning of Regulation M under the Exchange Act, except in compliance with Regulation M under the Exchange Act.

4. Certain Covenants of the Company. The Company hereby agrees:

(a) to furnish such information as may be required and otherwise to cooperate in qualifying the Offered Securities for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may designate and to maintain such qualifications in effect so long as you may request for the distribution of the Offered Securities, including, subject to other provisions of Section 4 of this Agreement, using its reasonable best efforts to keep the Registration Statement continuously effective and usable for the resale of the Additional ADSs during the Effectiveness Period; provided, however, that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Offered Securities); and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

for the purpose of this Agreement, the “Effectiveness Period” means any date in the period from the date hereof through the earlier of (i) June 7, 2017, which date shall be extended by one day for each day in any Interruption Period (the “Additional ADSs Sale Deadline”), (ii) the date when all of the Additional ADSs have been sold by UBS and (iii) the date when a prospectus is no longer required to be delivered (whether physically or through compliance with Rule 172 under the Act) upon sale of the Additional ADSs;

(b) to make available to the Underwriters in New York City, as soon as practicable after this Agreement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may request for the purposes contemplated by the Act; in case any Underwriter is required to deliver (whether physically or through compliance with Rule 172 under the Act or any similar rule), in connection with the sale of the Offered Securities, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Act, the Company will prepare, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act or Item 512(a) of Regulation S-K under the Act, as the case may be (it being acknowledged and agreed that the costs and expenses related to such preparation shall not be the Company’s responsibility);

(c) if, at the time this Agreement is executed and delivered and, in the case of the Additional ADSs, during the Effectiveness Period, it is necessary or appropriate for a post-effective amendment to the Registration Statement, or a Registration Statement under Rule 462(b) under the Act, to be filed with the Commission and become effective before the Offered Securities may be sold, the Company will use its commercially reasonable efforts to cause such post-effective amendment or such Registration Statement to be filed and become effective, as soon as possible; and the Company will advise you promptly and, if requested by you, will confirm such advice in writing, (i) when such post-effective amendment or such Registration Statement has become effective, and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Company agrees to file in a timely manner in accordance with such Rules);

(d) if, at any time during the period when a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Offered Securities, and during the Effectiveness Period in connection with the sale of the Additional ADSs, the Registration Statement shall cease to comply with the requirements of the Act with respect to eligibility for the use of the form on which the Registration Statement was filed with the Commission, to (i) promptly notify you, (ii) promptly file with the Commission a new registration statement under the Act, relating to the Offered Securities, or a post-effective amendment to the Registration Statement, which new registration statement or post-effective amendment shall comply with the requirements of the Act and shall be in a form satisfactory to you, (iii) use its commercially reasonable efforts to cause such new registration statement or post-effective amendment to become effective under the Act as soon as practicable, (iv) promptly notify you of such effectiveness and (v) take all other action necessary or appropriate to permit the public offering and sale of the Offered Securities to continue as contemplated in the Prospectus; all references herein to the Registration Statement shall be deemed to include each such new registration statement or post-effective amendment, if any;

(e) to advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement, any Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement, any Pre-Pricing Prospectus or the Prospectus, and to provide you and Underwriters’ counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which you shall object in writing;

(f) subject to Section 4(h) hereof, to file promptly all reports and documents required to be filed by the Company with the Commission in order to comply with the Exchange Act for so long as a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Offered Securities, and during the Effectiveness Period in connection with the sale of the Additional ADSs; and to provide you, for your review and comment, with a copy of such reports and statements and other documents to be filed by the Company pursuant to Section 13 or 15(d) of the Exchange Act during such period a reasonable amount of time prior to any proposed filing, and to file no such report, statement or document to which you shall have objected in writing; and to promptly notify you of such filing;

(g) to advise the Underwriters promptly of the happening of any event within the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of ADSs, which event could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and to advise the Underwriters promptly if, during such period, it shall become necessary to amend or supplement the Prospectus to cause the Prospectus to comply with the requirements of the Act, and, in each case, during such time, subject to Section 4(i) hereof, to prepare and furnish to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change or to effect such compliance;

(h) to make generally available to its security holders, and, if not available on the Commission’s Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), to deliver to you, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) as soon as is reasonably practicable after the termination of twelve-month period but in any case not later than April 30, 2018;

(i) if requested by you, to furnish to you as early as practicable prior to the time of purchase of the Offered ADSs but not later than two business days prior thereto, a copy of the latest available unaudited interim and monthly consolidated financial statements, if any, of the Company and the Subsidiaries which have been read by the Company’s independent registered public accountants, as stated in their letter to be furnished pursuant to Section 9(g) hereof, provided, however, that the Company shall not be required to furnish any materials pursuant to this clause if such materials are available via EDGAR;

(j) to comply with Rule 433(d) under the Act (without reliance on Rule 164(b) under the Act) and with Rule 433(g) under the Act with respect to the sale of ADSs pursuant hereto;

(k) beginning on the date hereof and ending on, and including, the date that is 30 days after the date of the Prospectus Supplement (the “Lock-Up Period”), without the prior written consent of the Underwriters, not to (i) issue, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, with respect to, any ADSs or the underlying Ordinary Shares or any other securities of the Company that are substantially similar to ADSs or the underlying Ordinary Shares, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (ii) file or cause to become effective a registration statement under the Act relating to the offer and sale of any ADSs or the underlying Ordinary Shares or any other securities of the Company that are substantially similar to ADSs or the underlying Ordinary Shares, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of ADSs or the underlying Ordinary Shares or any other securities of the Company that are substantially similar to ADSs or the underlying Ordinary Shares, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of ADSs or such other securities, in cash or otherwise or (iv) publicly announce an intention to effect any transaction specified in clause (i), (ii) or (iii), except, in each case, for (A) the issuance of, and the registration of the offer and sale of the Offered Securities as contemplated by this Agreement, the Registration Statement, the Pricing Disclosure Package and the Prospectus, (B) issuances of ADSs or Ordinary Shares upon the exercise of options or warrants disclosed as outstanding in the Registration Statement (excluding the exhibits thereto), each Pre-Pricing Prospectus and the Prospectus, (C) the issuance of employee stock options, shares or other equity-based awards in connection with share incentive plans described in the Registration Statement, each Pre-Pricing Prospectus and the Prospectus, (D) any transactions contemplated by the Share Repurchase Agreement, including the Share Repurchase and the cancellation of the repurchased Ordinary Shares, and (E) any other transactions or issuances covered by a registration statement on Form S-8, including amendments thereto;

(l) prior to the time of purchase to provide you with reasonable advance notice of and opportunity to comment on any press release or other communication directly or indirectly and hold no press conferences with respect to the Company or any Subsidiary, the financial condition, results of operations, business, properties, assets, or liabilities of the Company or any Subsidiary, or the offering of the Offered Securities, and to issue no such press release or communications or hold such press conference without your prior consent, which consent shall not be unreasonably withheld, conditioned or delayed;

(m) not, at any time at or after the execution of this Agreement, to, directly or indirectly, offer or sell any ADSs or the underlying Ordinary Shares by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Offered Securities other than the Prospectus;

(n) not to, and to cause the Subsidiaries not to, take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities;

(o) until the end of the Effectiveness Period, to promptly advise UBS, in its capacity as an underwriter of the Additional ADSs, in writing as soon as it becomes aware of the occurrence of any events that trigger an Interruption Period;

For the purpose of this Agreement, “Interruption Period” means any period of time commencing on the earlier of (A) the date UBS makes a determination in its reasonable judgment that it becomes necessary to amend or supplement the Registration Statement, the Disclosure Package or the Prospectus in order to make the statements therein (in the light of the circumstances existing at the time the Disclosure Package or the Prospectus is delivered to a purchaser), not misleading, or, if it is necessary at any time to amend or supplement the Disclosure Package or the Prospectus to comply with any law, or UBS becomes aware of any (1) request of the Commission for amendment of the Registration Statement or the filing of a new registration statement or any amendment or supplement to the Disclosure Package, or the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for any additional information, (2) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any such new registration statement or any order preventing or suspending the use of any Pre-Pricing Prospectus, any Permitted Free Writing Prospectuses or the Prospectus or of the institution of any proceedings for that purpose or pursuant to Section 8A of the Act or (3) the receipt of notice by the Company from the Commission pursuant to Rule 401(g)(2) under the Act or otherwise ceases to be eligible to use the automatic shelf registration statement form, and (B) the receipt by UBS of any notice from the Company that the Company has made a determination in its reasonable judgment that it became necessary to amend or supplement the Registration Statement, the Disclosure Package or the Prospectus in order to make the statements therein (in the light of the circumstances existing at the time the Disclosure Package or the Prospectus is delivered to a purchaser), not misleading, or, if it is necessary at any time to amend or supplement the Disclosure Package or the Prospectus to comply with any law, and in each case, such Interruption Period shall continue until (x) UBS receives copies of the amended and supplemented Disclosure Package and/or Prospectus, as the case may be, and/or until UBS is advised in writing by the Company that the Registration Statement, as then amended, is effective and/or the use of the Registration Statement, the Disclosure Package and/ or Prospectus, as then amended or supplemented, as applicable, may be resumed, and have received electronic or physical copies of any amended Registration Statement or amended or supplemented Disclosure Package and/or Prospectus and/or any additional or supplemental filings which are incorporated, or deemed to be incorporated, by reference in the foregoing, and (y) the receipt by UBS of any applicable supplemental opinions, “comfort letters” and letters referred to in subclause (q) of this Section 4 herein and the satisfactory completion of due diligence regarding the accuracy of the disclosure in the amended and supplemented Disclosure Package and/or Prospectus, in each case as may be reasonably satisfactory to UBS, subject to the other provisions of this Section 4 of the Agreement, the Company will use commercially reasonable efforts to cause the Registration Statement, the Disclosure Package and the Prospectus to be available in accordance with the methods of distribution contemplated hereby and (y) use commercially reasonable efforts to keep the Registration Statement continuously effective (in the case of the Registration Statement) and usable for the resale of the Additional Securities during the Effectiveness Period;

(p) until the end of the Effectiveness Period, upon reasonable request from UBS, to cause a representative of the Company, as applicable, to participate in telephonic due diligence sessions with the representatives of UBS and its respective counsel whenever the Registration Statement or Prospectus is amended or supplemented; and

(q) until the end of the Effectiveness Period, upon request from UBS, on each date on which the Registration Statement or Prospectus is, upon conclusion of any Interruption Period or as a result of any event after the time of purchase of the Offered ADSs that would otherwise have permitted the commencement of an Interruption Period, amended or supplemented in a material manner, to use reasonable best efforts to cause to be delivered to UBS, supplemental opinions, “comfort letters” and letters confirming, as of such date, the opinions, “comfort letters” and letters delivered on the time of purchase pursuant to Section 9 hereof of Latham & Watkins LLP, Walkers, Romulo Mabanta Buenaventura Sayoc & de los Angeles, Manuela António Law Office and Deloitte Touche Tohmatsu, and to deliver a certificate of an officer of the Company in which such officer shall state in his or her capacity as such officer and on behalf of the Company that, to the best of his or her knowledge, the representations and warranties of the Company in this Agreement are true and correct on and as of such date with the same force and effect as if made on such date, with such exceptions and/or qualifications as shall be necessary on such date and all of such representations and warranties shall be deemed to be made by the Company as of such date (subject to such exceptions and/or qualifications).

5. [Reserved].

6. Certain Covenants of UBS in its capacity as an Underwriter of the Additional ADSs. UBS hereby agrees:

(a) that until the end of the Effectiveness Period, it will promptly suspend offers and sales of the Additional ADSs upon receipt by it of written notice from the Company, and such notice shall be delivered promptly by the Company, of any Interruption Period until it is advised in writing by the Company that the offering and sales of the Additional ADSs under the Registration Statement, Disclosure Package or the Prospectus may be resumed;

(b) until the end of the Effectiveness Period, UBS will notify the Company promptly when (i) no Additional ADSs remain to be sold by it pursuant to this Agreement and (ii) it becomes aware of any event of the kind described in, or make any determinations as referred to in the definition of Interruption Period;

(c) commencing on the next trading day following the time of purchase, and then on each trading day thereafter on which (1) the Registration Statement, as then amended or supplemented, remains effective and (2) the Prospectus, as then amended or supplemented, is available for delivery to buyers, UBS will sell all the Additional ADSs as promptly as practicable in accordance with its normal practices and in light of market conditions (including without limitation taking into account the full placement of the Offered ADSs by the Underwriters) until the earlier of (x) the day on which all the Additional ADSs are so sold or (y) the Additional ADSs Sale Deadline;

(d) on each trading day on which UBS sells Additional ADSs in accordance with clause (c) above, UBS will use its commercially reasonable efforts to purchase a number of ADSs approximately equal to the number of Additional ADSs sold on such trading day in compliance with its customary “double print” procedures that it otherwise generally follows in its corporate equity derivatives business in order to ensure that there are no “crosses” between the sale of Additional ADSs and the purchase of an equivalent number of ADSs; provided that, UBS may adjust its customary “double print” procedures in a commercially reasonable manner in connection with distribution of the Additional ADSs; and

(e) that the procedures described in clauses (c) and (d) above will be carried out by UBS or its affiliates in accordance with current market practice and such laws, rules or orders as are applicable to UBS or such affiliates in respect of such actions.

The parties understand and agree that DB and MS shall not be liable for any actions taken, or not taken, by UBS pursuant to this Section 6.

7. Covenant to Pay Costs. The Company has separately agreed pursuant to the Share Repurchase Agreement that Crown will pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the F-6 Registration Statement, each Pre-Pricing Prospectus, the Prospectus, each Permitted Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Company, the Underwriters (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Offered Securities, including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Offered Securities to the Underwriters, (iii) the producing, word processing and/or printing of this Agreement, any Agreement Among Underwriters, any dealer agreements and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Company and the Underwriters and (except closing documents) (including costs of mailing and shipment), (iv) the qualification of the Offered Securities for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law (including the legal fees and filing fees and other disbursements of counsel for the Company and the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters, (v) any listing of the Offered ADSs and the Additional ADSs on any securities exchange or qualification of the Offered ADSs and the Additional ADSs for quotation on the NASDAQ and any registration thereof under the Exchange Act, (vi) any filing for review of the public offering and the sale of the Offered Securities by FINRA, including, up to $10,000 in respect of the legal fees and filing fees and other disbursements of counsel to the Underwriters relating to FINRA matters, (vii) the fees and disbursements of any transfer agent, depositary or registrar for the Offered Securities, (viii) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Offered Securities to prospective investors and the Underwriters’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) all taxes, if any, on the issuance, transfer and sale of the Offered Securities being sold by the Company and (x) the performance of the Company’s other obligations hereunder; provided that, for the avoidance of doubt, Crown shall not be required to compensate the Underwriters for any taxes levied solely in respect of profits earned by them resulting from the transactions contemplated hereby. Any such amounts not so paid by Crown under the Share Repurchase Agreement shall not be the responsibility of the Underwriters. It is acknowledged and agreed that each of the Underwriters has been named as a third party beneficiary in the Share Repurchase Agreement in respect of Crown’s expense reimbursement obligations to the Company in connection with this Underwriting Agreement. Nothing in this Section 7 obliges Crown to pay the underwriters’ counsel fees and disbursements except to the extent set out in clause 5.3 of the Share Repurchase Agreement.

8. Reimbursement of the Underwriters’ Expenses. If, after the execution and delivery of this Agreement, the Offered Securities are not delivered for any reason other than the termination of this Agreement pursuant to the fourth paragraph of Section 11 hereof, the Company has separately agreed pursuant to the Share Repurchase Agreement that Crown shall, in addition to paying the amounts described in Section 7 hereof, reimburse the Underwriters for all of their out-of-pocket expenses, including the fees and disbursements of their counsel in connection with this Agreement.

9. Conditions of the Underwriters’ Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof, at the time of purchase, the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a) The Company shall furnish to you at the time of purchase, an opinion and negative assurance letter of Latham & Watkins LLP, U.S. counsel for the Company, addressed to the Underwriters, and dated the time of purchase with executed copies for each Underwriter, and in form and substance satisfactory to the Underwriters.

(b) The Company shall furnish to you at the time of purchase, an opinion of Walkers, Cayman Islands counsel for the Company, addressed to the Underwriters, and dated the time of purchase with executed copies for each Underwriter, and in form and substance satisfactory to the Underwriters.

(c) The Company shall furnish to you at the time of purchase, an opinion of Romulo Mabanta Buenaventura Sayoc & de los Angeles, Philippines counsel for the Company, addressed to the Underwriters, and dated the time of purchase with executed copies for each Underwriter, and in form and substance satisfactory to the Underwriters.

(d) The Company shall furnish to you at the time of purchase, an opinion of Manuela António Law Office, Macau counsel for the Company, addressed to the Underwriters, and dated the time of purchase with executed copies for each Underwriter, and in form and substance satisfactory to the Underwriters.

(e) [Reserved.]

(f) [Reserved.]

(g) You shall have received from Deloitte Touche Tohmatsu letters dated, respectively, the date of this Agreement, the date of the Prospectus and the time of purchase and addressed to the Underwriters (with executed copies for each Underwriter) in the forms satisfactory to the Underwriters, which letters shall cover, without limitation, the various financial disclosures contained in the Registration Statement, the Disclosure Package and the Prospectus.

(h) You shall have received at the time of purchase, the favorable opinion and negative assurance letter of White & Case LLP, U.S. counsel for the Underwriters, and the favorable opinion of Maples and Calder (Hong Kong LLP), Cayman Island counsel for the Underwriters, and Henrique Saldanha, Advogados & Notários, Macau counsel for the Underwriters, dated the time of purchase in form and substance reasonably satisfactory to the Underwriters.

(i) You shall have received on and as of the time of purchase an opinion of White & Case, LLP, counsel for the Depositary, with respect to such matters as the Underwriters may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(j) No Prospectus or amendment or supplement to the Registration Statement or the Prospectus shall have been filed to which you shall have objected in writing.

(k) The Registration Statement and any registration statement required to be filed, prior to the sale of the Offered Securities, under the Act pursuant to Rule 462(b) shall have been filed and shall have become effective under the Act. The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act at or before 5:30 P.M., New York City time, on the second full business day after the date of this Agreement (or such earlier time as may be required under the Act).

(l) Prior to and at the time of purchase (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) none of the Pre-Pricing Prospectuses or the Prospectus, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; (iv) no Disclosure Package, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (v) none of the Permitted Free Writing Prospectuses, if any, shall include an untrue statement of a material fact or, together with the Disclosure Package including the then most recent Pre-Pricing Prospectus, omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(m) The Company will, at the time of purchase, deliver to you a certificate of its Chief Executive Officer or its Chief Financial Officer, dated the time of purchase, in the form attached as Exhibit A hereto.

(n) [Reserved].

(o) The Company shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, any Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus as of the time of purchase, as you may reasonably request.

(p) FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby.

(q) The Company’s Chief Financial Officer shall have furnished to you, at the time of purchase, a certificate dated the date of the time of purchase, substantially as set forth in Exhibit B hereto.

(r) The Depositary shall have furnished or caused to be furnished to the Underwriters a certificate satisfactory to the Underwriters with respect to the deposit with it of the Shares represented by the Offered ADSs and the Additional ADSs against issuance of the ADRs evidencing the Offered ADSs and the Additional ADSs, the execution, issuance, countersignature and delivery of the ADRs evidencing the ADSs pursuant to the Deposit Agreement and such other matters related thereto as the Underwriters may reasonably request.

(s) At least one business day prior to the time of purchase, all instruction letters required to be delivered to the transfer agent, Registrar and the Depositary to effect closing of the transaction contemplated hereunder, in form and substance satisfactory to the Underwriters.

(t) The Company and Crown shall have executed the Share Repurchase Agreement and there have been no amendments made thereto which would adversely affect the Underwriters’ third party beneficiary rights therein.

10. Effective Date of Agreement; Termination. This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Underwriters, if (1) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus there has been any change or any development involving a prospective change in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, the effect of which change or development is, in the sole judgment of the Underwriters, so material and adverse as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Offered Securities on the terms and in the manner contemplated in the Registration Statement, the Disclosure Package and the Prospectus or (2) since the time of execution of this Agreement, there shall have occurred: (A) a suspension or material limitation in trading in securities generally on the NYSE or the NASDAQ; (B) a suspension or material limitation in trading in the Company’s securities on the NASDAQ (excluding a suspension related to the announcement of the Share Repurchase); (C) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (D) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (E) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (D) or (E), in the sole judgment of the Underwriters, makes it impractical or inadvisable to proceed with the public offering or the delivery of the Offered Securities on the terms and in the manner contemplated in the Registration Statement, the Disclosure Package and the Prospectus.

If the Underwriters elect to terminate this Agreement as provided in this Section 10, the Company and each other Underwriter shall be notified promptly in writing.

If the sale of the Offered Securities, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement, or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 7, 8 and 12 hereof), and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 12 hereof) or to one another hereunder.

11. Increase in Underwriters’ Commitments. Subject to Sections 9 and 10 hereof, if any Underwriter shall default in its obligation to take up and pay for the Offered ADSs and the Offered Shares to be purchased by it hereunder (otherwise than for a failure of a condition set forth in Section 9 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 10 hereof) and if the number of Offered ADSs and the Offered Shares, collectively, which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Offered ADSs and Offered Shares, collectively, the non-defaulting Underwriters (including the Underwriters, if any, substituted in the manner set forth below) shall take up and pay for (in addition to the aggregate number of the Offered ADSs and the Offered Shares they are obligated to purchase pursuant to Section 1 hereof) the number of Offered ADSs and Offered Shares, collectively, agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Offered ADSs and Offered Shares shall be taken up and paid for by such non-defaulting Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Offered ADSs and Offered Shares shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Offered ADSs and Offered Shares set forth opposite the names of such non-defaulting Underwriters in Schedule A.

If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and the Prospectus and other documents may be effected.

The term “Underwriter” as used in this Agreement shall refer to and include any Underwriter substituted under this Section 11 with like effect as if such substituted Underwriter had originally been named in Schedule A hereto.

If the aggregate number of Offered ADSs and Offered Shares, collectively, which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Offered ADSs and Offered Shares, collectively, which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day period stated above for the purchase of all the Offered ADSs and the Offered Shares which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Company to any Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company; provided, however, that Sections 15, 16 and 17 shall also survive termination and remain in full force and effect. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

12. Indemnity and Contribution.

(a) The Company agrees to indemnify, defend and hold harmless each Underwriter, their respective partners, directors, officers and members, any person who controls Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and any “affiliate” (within the meaning of Rule 405 under the Act) of any such Underwriter, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or the F-6 Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in Other Information, or furnished in writing by or on behalf of an Underwriter to the Company expressly for use in, the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 12 being deemed to include any Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus and any amendments or supplements to the foregoing), in any Covered Free Writing Prospectus, in any “issuer information” (as defined in Rule 433 under the Act) of the Company, which “issuer information” is required to be, or is, filed with the Commission, or in any Prospectus together with any combination of one or more of the Covered Free Writing Prospectuses, if any, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus or any Permitted Free Writing Prospectus, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in Other Information, or furnished in writing by or on behalf of an Underwriter to the Company expressly for use in, such Prospectus or Permitted Free Writing Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading, and will reimburse each “indemnified party” (defined below) for any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending against any loss, damage, expense, liability, claim, action, litigation, investigation or proceeding whatsoever (whether or not such indemnified party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to the above as such fees and expenses are incurred.

(b) Each Underwriter severally and not jointly agrees to indemnify, defend and hold harmless the Company, Crown, each of their respective directors and officers, and any person who controls the Company or Crown within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company, Crown, or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter, furnished in writing by or on behalf of such Underwriter, to the Company expressly for use in, the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter, furnished in writing by or on behalf of such Underwriter, to the Company expressly for use in, a Prospectus or a Permitted Free Writing Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(c) UBS agrees to indemnify, defend and hold harmless the Company, Crown, each of their respective directors and officers, and any person who controls the Company or Crown within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company, Crown, or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with UBS Information (as defined below), or arises out of or is based upon any omission or alleged omission to state a material fact in such Registration Statement in connection with UBS Information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with UBS Information, or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with UBS Information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading; provided for the avoidance of doubt, it is understood and agreed by all parties that DB and MS shall not be liable for any such loss, damage, expense, liability or claim that may occur as referred to in this Section 12(c) in connection with UBS Information.

(d) If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “indemnified party”) in respect of which indemnity may be sought against the Company or an Underwriter (as applicable, the “indemnifying party”) pursuant to subsection (a), (b) or (c), respectively, of this Section 12, such indemnified party shall promptly notify such indemnifying party in writing of the institution of such Proceeding and such indemnifying party shall assume the defense of such Proceeding, including the retention of counsel reasonably satisfactory to such indemnified party, and pay all legal or other fees and expenses related to such Proceeding or incurred in connection with such indemnified party’s enforcement of subsection of (a), (b) or (c), respectively, of this Section 12; provided, however, that the omission to so notify such indemnifying party shall not relieve such indemnifying party from any liability that such indemnifying party may have to any indemnified party unless such omission results in the forfeiture by the indemnifying party of substantial rights and defenses. The indemnified party or parties shall have the right to retain its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the retention of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such Proceeding, (ii) the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, retained counsel to defend such Proceeding or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them that are different from, additional to or in conflict with those available to such indemnifying party (in which case such indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that such indemnifying party shall not be liable for the fees or expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The indemnifying party shall not be liable for any settlement of any Proceeding effected without its written consent but, if settled with its written consent, such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this Section 12(d), then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

(e) If the indemnification provided for in this Section 12 is unavailable to an indemnified party under subsections (a), (b) and (c) of this Section 12 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and Crown on the one hand and the Underwriters on the other hand from the sale of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and Crown on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company and Crown on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as proceeds received by the Company, and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate offering price of the Offered Securities. The relative fault of the Company and Crown on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or Crown or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(f) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 12 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (d) above. Notwithstanding the provisions of this Section 12, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by such Underwriter (or, in the case of UBS only, the total price at which the Offered Securities and the Additional ADSs underwritten by it) and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 12 are several in proportion to their respective underwriting commitments and not joint.

(g) The indemnity and contribution agreements contained in this Section 12 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, their respective partners, agents, directors, officers or members or any person (including each partner, officer, director or member of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, their respective directors or officers or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the delivery of the Offered Securities to be sold by the Company pursuant hereto. The Company and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of their officers or directors in connection with the issuance and sale of the Offered Securities, or in connection with the Registration Statement, any Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus.

(h) Information Furnished by the Underwriters. The following information constitutes the only information furnished by or on behalf of the Underwriters, as such information is referred to in Sections 3 and 12 hereof: (a) with respect to each of the Underwriters, the statements set forth in the last paragraph on the cover page of the Prospectus and the statements set forth under the caption “Underwriting—Stabilization, Short Positions and Passive Market Making” in the Prospectus, only insofar as such statements relate to the amount of selling concession and reallowance or to stabilization activities, constitute the only information furnished by or on behalf of the Underwriters, as such information is referred to in Sections 3 and 12 hereof (the “Underwriter Information”) and (b) with respect to UBS, the statements set forth beginning from clause (iii) of the first paragraph to the end of the first paragraph on the cover page of the Prospectus, the statements set forth beginning from clause (iii) to the end of such paragraph under “The Offering—Total ADSs and Ordinary Shares Offered”, and the last sentence of the first paragraph, the first sentence (to the extent it relates to the agreement of UBS to terminate the March Swap Transaction (as defined therein)) and the second sentence in the second paragraph and the statements set forth in the third paragraph under the caption “Underwriting—March Swap Transactions and Additional Offering by UBS or its Affiliates” in the Prospectus (the “UBS Information”).

13. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram or facsimile and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to Deutsche Bank Securities Inc., 60 Wall Street, 2nd Floor, New York, New York 10005, Attention: Equity Capital Markets—Syndicate Desk, with a copy to Deutsche Bank Securities Inc., 60 Wall Street, 36th Floor, New York, New York 10005, Attention: General Counsel (fax: (212) 797-4564), UBS Securities LLC, 1285 Avenue of the Americas, New York, New York 10019, Attention: Syndicate (fax: (212) 713-3371), and Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Legal Department, and, if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 36th Floor, The Centrium, 60 Wyndham Street, Central, Hong Kong (facsimile: +852 2537 3618), Attention: Company Legal Officer.

14. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York without regard to the conflicts of law principles thereof. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

15. Submission to Jurisdiction. The Company hereby irrevocably designates Law Debenture Corporate Services Inc., 400 Madison Avenue, 4th Floor, New York, New York 10017, as agent upon whom process against the Company may be served. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have exclusive jurisdiction over the adjudication of such matters, and the Company consents to the personal jurisdiction of such courts. Each Underwriter and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), each waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

16. Judgment Currency. The obligation of the Company in respect of any sum due by it to any Underwriter under this Agreement shall, notwithstanding any judgment in a currency other than U.S. dollars or any other applicable currency (the “Judgment Currency”), not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in the Judgment Currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase U.S. dollars or any other applicable currency with the Judgment Currency; if the U.S. dollars or other applicable currency so purchased are less than the sum originally due to such Underwriter hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the U.S. dollars or other applicable currency so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company an amount equal to the excess of the U.S. dollars or other applicable currency so purchased over the sum originally due to such Underwriter hereunder.

17. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters and the Company and to the extent provided in Section 12 hereof, Crown, the controlling persons, partners, directors, officers, members and affiliates referred to in such Section, and their respective successors, assigns, heirs, personal representatives and executors and administrators, all of which shall be third party beneficiaries in respect to the provisions of such Section. Additionally, Crown shall be a third party beneficiary of Section 2 hereof. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

18. No Fiduciary Relationship. The Company hereby acknowledges that the Underwriters are acting solely as underwriters in connection with the purchase and sale of the Company’s securities. The Company further acknowledges that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Company, its respective management, stockholders or creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the purchase and sale of the Company’s securities, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriters to the Company regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company. The Company and the Underwriters agree that the Underwriters are acting as principal and not the agent or fiduciary of the Company, and no Underwriter has assumed, and none of them will assume, any advisory responsibility in favor of the Company with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether any Underwriter has advised or is currently advising the Company on other matters). The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of any fiduciary, advisory or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

19. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

20. Successors and Assigns. This Agreement shall be binding upon the Underwriters, the Company and their successors and assigns and any successor or assign of any substantial portion of the Company’s and any of the Underwriters’ respective businesses and/or assets.

21. Miscellaneous. UBS, an indirect, wholly owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS AG. Because UBS is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by UBS are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

If the foregoing correctly sets forth the understanding among the Company and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement among the Company and the Underwriters, severally.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

Very truly yours,

MELCO RESORTS & ENTERTAINMENT LIMITED

By: /s/ Evan Andrew Winkler
Name: Evan Andrew Winkler
Title: Director

[SIGNATURE PAGE TO UNDERWRITING AGREEMENT]

Accepted and agreed to as of the date first above written, on behalf of themselves and the other several Underwriters named in Schedule A

By: DEUTSCHE BANK SECURITIES INC.

By:	/s/ Francis Windels
Name: Francis Windels
Title: Managing Director

By:	/s/ Ben Darsney
Name: Ben Darsney
Title: Director

By: UBS SECURITIES LLC

By:	/s/ Lee Frankenfield
Name: Lee Frankenfield
Title: Managing Director

By:	/s/ Michael O’Donovan
Name: Michael O’Donovan
Title: Managing Director

By:	MORGAN STANLEY & CO. LLC

By:	/s/ Jon Sierant
Name: Jon Sierant
Title: Executive Director

[SIGNATURE PAGE TO UNDERWRITING AGREEMENT]

SCHEDULE A

Underwriter	Number of Offered ADSs
DEUTSCHE BANK SECURITIES INC.	5,256,416

UBS SECURITIES LLC	5,256,416

MORGAN STANLEY & CO. LLC	5,256,416

Total	15,769,248

Underwriter	Number of Offered Shares
DEUTSCHE BANK SECURITIES INC.	27,331,932

UBS SECURITIES LLC	27,331,935

MORGAN STANLEY & CO. LLC	27,331,932

Total	81,995,799

Underwriter	Number of Additional ADSs
UBS SECURITIES LLC	12,000,000

SCHEDULE B

Permitted Free Writing Prospectuses

None.

Permitted Exempt Written Communications

None.

Purchase Price

$21.11 per Offered ADS

$7.036666666 per Offered Share

$21.11 per Additional ADS

Pricing Information Provided Orally by Underwriters

Price per American Depositary Share to the public: As to each investor, the price paid by such investor.

Number of Offered ADSs: 15,769,248

Number of Additional ADSs: 12,000,000

Number of Offered Shares: 81,995,799

SCHEDULE C

MCE Finance Limited

MPEL International Limited

MCE Leisure (Philippines) Corporation

Studio City Developments Limited

Melco Crown (Macau) Ltd

COD Resorts Limited

EXHIBIT A

MELCO RESORTS & ENTERTAINMENT LIMITED

Officers’ Bringdown Certificate

May 15, 2017

The undersigned, [Lawrence Yau Lung Ho, Chief Executive Officer of Melco Resorts & Entertainment Limited, a Cayman Islands corporation (the “Company”) or Geoffrey Stuart Davis, Chief Financial Officer of the Company, on behalf of the Company], does hereby certify pursuant to Section 9(m) of that certain Underwriting Agreement dated May 8, 2017 (the “Underwriting Agreement”) among the Company and Deutsche Bank Securities Inc., UBS Securities LLC and Morgan Stanley & Co. LLC, as underwriters, that:

1. He has reviewed the Registration Statement, each Preliminary Prospectus, the Prospectus and each Permitted Free Writing Prospectus.

2. The representations and warranties of the Company as set forth in the Underwriting Agreement are true and correct as of the date hereof and as if made on the date hereof.

3. The Company has complied in all material respects with all agreements and satisfied all of the conditions contained in the Underwriting Agreement that are required to be performed or satisfied at or before the date hereof.

Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Underwriting Agreement.

[The remainder of this page is intentionally left blank.]

A-1

IN WITNESS WHEREOF, the undersigned have hereunto set their hands on this                     day of May, 2017.

By:

Name: [NAME]
Title: [TITLE]

A-2

EXHIBIT B

EXHIBIT B

FORM OF CERTIFICATE OF CHIEF FINANCIAL OFFICER

May 15, 2017

I, Geoffrey Stuart Davis, acting in my capacity as the Chief Financial Officer of Melco Resorts & Entertainment Limited, a Cayman Islands company (the “Company”), not individually, have been asked to deliver this certificate to Deutsche Bank Securities Inc., UBS Securities LLC and Morgan Stanley & Co. LLC, as underwriters (the “Underwriters”) pursuant to the Underwriting Agreement (the “Underwriting Agreement”), dated May 8, 2017, by and among the Company and the Underwriters named in the Underwriting Agreement.

I am providing this certificate in connection with the sale by the Company of 27,769,248 American Depositary Shares (“ADSs”), each representing three ordinary shares, par value $0.01 per share (the “Offered ADSs”) and 81,995,799 ordinary shares of the Company (the “Offered Shares”) pursuant to a registration statement on Form F-3ASR, filed with the United States Securities and Exchange Commission on December 14, 2016 (the “Registration Statement”) as described in the preliminary prospectus contained therein (the “Preliminary Prospectus”) and the final prospectus dated May 8, 2017 (the “Final Prospectus”).

I or members of my staff under my supervision who are responsible for the Company’s financial accounting and operational matters have carried out procedures as I have deemed appropriate to provide reasonable assurance that the circled data (“Company Data”) included in the attached Exhibit A, which are included in the Registration Statement, the Preliminary Prospectus and the Final Prospectus, are consistent with the records of the Company. I am familiar with the processes by which the Company has generated and compiled the Company Data, and have, where I deemed appropriate, consulted with those employees of the Company responsible for generating and compiling the Company Data. Nothing has come to my attention that has caused me to believe that the Company Data were not and are not, at the date of the Prospectus and time of purchase (both as defined in the Underwriting Agreement), and, as of the date hereof, are not, true or accurate in all material respects, consistent with the records of the Company.

This certificate is being furnished to the Underwriters, relating to the offering of the ADSs and the Offered Shares, solely to assist it in conducting their investigation of the Company and its subsidiaries in connection with the offering of the ADSs and the Offered Shares. This certificate shall not be used, quoted or otherwise referred to without the prior written consent of the Company other than in connection with any matter arising out of such review.

[Remainder of Page Intentionally Left Blank]

B-1

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first written above.

By:
Name: Geoffrey Stuart Davis
Title: Chief Financial Officer

EXHIBIT C

EXHIBIT C

DEFINITION OF OTHER INFORMATION

“Other Information” consists of any statement contained in the Registration Statement, the Disclosure Package or the Prospectus constituting (i) Underwriter Information, (ii) UBS Information and (iii) (a) Crown’s name, (b) the number of Ordinary Shares owned by Crown prior to completion of the Share Repurchase, (c) the information in the applicable footnote relating to Crown under the beneficial ownership table as set forth under the caption “Principal Shareholders”, (d) the descriptions of the December Swap Transactions (as defined therein) and the agreement of Crown to terminate such transactions contained therein and (e) the descriptions of the March Swap Transaction (as defined therein) and the agreement of Crown Resorts to terminate such transaction contained therein (the “Crown Information”); provided, for the avoidance of doubt, that no UBS Information shall constitute Crown Information.

C-1